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                                                                     Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 UBIQUITEL INC.


                         (Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware)

         The undersigned, Patricia E. Knese, being the Secretary, of UBIQUITEL INC., a Delaware corporation (the "Corporation"), does hereby certify that:

         1. The first sentence of Section 1 of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby deleted in its entirety, and a new first sentence of Section 1 of Article IV is hereby added in its place to read in its entirety as follows:

                  "1. The total number of shares of stock which the Corporation is authorized to issue is 250,000,000 shares of stock consisting of (a) 240,000,000 shares of Common Stock, par value $.0005 each, and (b) 10,000,000 shares of Preferred Stock, par value $.001 each."

         2. The amendment of the Amended and Restated Certificate of Incorporation set forth herein was duly adopted by resolution of the Corporation's Board of Directors, and was duly adopted by the stockholders of the Corporation holding a majority of the outstanding shares of capital stock of the Corporation entitled to vote thereon at the Annual Meeting of Stockholders of the Corporation duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, on August 9, 2001.

         3. Said amendment of the Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment of the Amended and Restated Certificate of Incorporation of UBIQUITEL INC. on this 21st day of August, 2001, and does hereby affirm, under the penalties of perjury, that this instrument is the act and deed of said corporation and the statements stated herein are true.

                                          UBIQUITEL INC.

                                          By: /s/ Patricia E. Knese
                                              ---------------------------------
                                          Name:  Patricia E. Knese
                                          Title: Secretary